Exhibit 10.4

Amendment to Change in Control Agreement

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Amendment”) is made on and as of the 19th day of January, 2012, by and between Community Partners Bancorp (“CPB”), a corporation organized under the laws of the state of New Jersey which serves as a bank holding company, with its principal office at 1250 Highway 35 South, Middletown, New Jersey 07748; Two River Community Bank (“TRCB”), a banking corporation organized under the laws of the state of New Jersey which is a wholly owned subsidiary of CPB, with its principal office at 1250 Highway 35 South, Middletown, New Jersey 07748; and A. Richard Abrahamian (“Executive”), whose business address is 1250 Highway 35 South, Middletown, New Jersey 07748.
WHEREAS, CPB, TRCB and Executive entered into that certain Change in Control Agreement, which the parties wish to amend or further amend, as the case may be, by the execution and delivery of this Amendment so as to eliminate any doubt as to the Term of the Change in Control Agreement.
NOW, THEREFORE, for good and valuable consideration, which the parties to this Amendment acknowledge to be legally sufficient, CPB, TRCB and Executive, intending to be legally bound, agree that the Change in Control Agreement is amended by this Amendment only as follows:
1.	The text of Section 12a. of the Change in Control Agreement is deleted in its entirety, and is replaced by the following:
“Except as otherwise provided for hereunder, this Agreement shall commence on the date hereof and shall remain in effect until May 31, 2013 or until the end of the Contract Period, whichever is later.”
IN WITNESS WHEREOF, CPB and TRCB have caused this First Amendment to Change in Control Agreement to be signed by their respective duly authorized representatives pursuant to the authority of their Boards of Directors, and Executive has personally executed this Agreement, all as of the day and year first written above.

WITNESS:

/s/ Nicole Nielsen	/s/ A. Richard Abrahamian
A. Richard Abrahamian, individually

ATTEST:	COMMUNITY PARTNERS BANCORP
TWO RIVER COMMUNITY BANK

/s/ Michael W. Kostelnik	By: /s/ William D. Moss
Michael W. Kostelnik, Secretary	William D. Moss
Chief Executive Officer